UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒		Definitive Proxy Statement
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AB PRIVATE CREDIT INVESTORS CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AB PRIVATE CREDIT INVESTORS CORPORATION

1345 Avenue of the Americas, 41st Floor

New York, New York 10105

August 22, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of AB Private Credit Investors Corporation (the “Fund,” “we,” “us” or “our”) to be held at the offices of the Fund at 1345 Avenue of the Americas, 15th Floor, New York, New York 10105, on September 26, 2019, at 10:00 a.m. (ET). Please note that if you plan to attend the Annual Meeting in person, photographic identification will be required for admission.

At the Annual Meeting, you will be asked to consider and vote upon proposals relating to:

(i) the re-election of one director of the Fund who will serve for a three-year term expiring at the 2022 annual meeting of stockholders or until his successor is duly elected and qualified;

(ii) the approval of a new investment advisory agreement with AB Private Credit Investors LLC, the investment adviser to the Fund (the “Adviser”); and

(iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for 2019.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement include additional information relating to the foregoing items.

Your vote is extremely important to us. If you will not attend the Annual Meeting in person, we urge you to sign, date and promptly return the enclosed proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States.

On behalf of the Board of Directors, we thank you for your continued support of the Fund.

Sincerely,

/s/ J. Brent Humphries

J. Brent Humphries President and Chairman of AB Private Credit Investors Corporation

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE TO CAST YOUR VOTE AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT.

AB PRIVATE CREDIT INVESTORS CORPORATION

1345 Avenue of the Americas, 41st Floor

New York, New York 10105

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Date:	September 26, 2019

Time:	10:00 a.m. (ET)

Place:	1345 Avenue of the Americas, 15th Floor, New York, New York 10105

Record Date:	August 13, 2019. Only stockholders of record as of the close of business on the record date are entitled to notice of, to attend and to vote at the Annual Meeting.

Items of Business:

●   To consider and vote upon a proposal to re-elect Richard S. Pontin for a three-year term expiring at the 2022 meeting of stockholders and until his successor is duly elected and qualified.

●   To consider and vote upon a new investment advisory agreement with AB Private Credit Investors LLC, the investment adviser to the Fund.

●   To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Proxy Voting:

Important. Please vote your shares promptly to ensure the presence of a quorum at the Annual Meeting. Voting your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares in person at the Annual Meeting, as your proxy is revocable at your option. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Annual Meeting and voting in person.

For Assistance. If you have any questions or need assistance voting, please call our proxy solicitor, Di Costa Partners, LLC, at (914) 606-1304.

THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

Important notice regarding the availability of proxy materials for the Annual Meeting. The Fund’s Proxy Statement, the proxy card, and the Annual Report to Stockholders are available at www.proxyvotenow.com/abprivate.

Please note that if you plan to attend the Annual Meeting in person, photographic identification will be required for admission and you may be requested to provide proof of share ownership as of the Record Date.

Your vote is extremely important to us. If you will not attend the Annual Meeting in person, we urge you to sign, date and promptly return the enclosed proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. You may also vote easily and quickly by internet or by telephone. In the event there are not sufficient votes for a quorum or to approve the proposal at the time of the Annual Meeting, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Fund.

By Order of the Board of Directors,

/s/ Richard Strohmenger

Richard Strohmenger Secretary

The use of cameras (for still or video recording) at the Annual Meeting is prohibited and will not be allowed into the meeting or any other adjacent areas. We realize that many mobile phones have built-in cameras; while these phones may be brought into the venue, the camera function may not be used at any time.

AB PRIVATE CREDIT INVESTORS CORPORATION

1345 Avenue of the Americas, 41st Floor

New York, New York 10105

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

September 26, 2019

AB Private Credit Investors Corporation, which we refer to as the “Fund,” “we,” “us” or “our,” has made these proxy materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the solicitation of proxies by the board of directors of the Fund, which we refer to as the “Board,” for use at the 2019 Annual Meeting of Stockholders, which we refer to as the “Annual Meeting,” to be held on September 26, 2019, at 10:00 a.m. Eastern Time, and any postponements or adjournments thereof. The Annual Meeting will be held at the offices of the Fund at 1345 Avenue of the Americas, 15th Floor, New York, New York 10105. You are invited to attend the Annual Meeting and requested to vote on the proposals described in this proxy statement.

The Fund’s proxy materials for the Annual Meeting, including, this proxy statement, the Notice of 2019 Annual Meeting of Stockholders, which we refer to as the “Notice of Annual Meeting,” and the Fund’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which we refer to as the “Annual Report,” as filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” on April 1, 2019, were first sent or made available to stockholders on or about August 26, 2019.

Items of Business

All properly executed proxies representing shares of common stock, par value $0.01 per share, of the Fund, which we refer to as the “Shares,” received prior to 11:59 p.m., Eastern Time, on the day before the Annual Meeting, or the “cut-off time,” will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR:

(i) the proposal to re-elect Richard S. Pontin for a three-year term expiring at the 2022 meeting of stockholders and until his successor is duly elected and qualified;

(ii) the proposal to approve a new investment advisory agreement with AB Private Credit Investors LLC, the investment adviser to the Fund, which we refer to as the “Investment Advisory Agreement Proposal.”

(iii) the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for 2019, which we refer to as the “Accountant Proposal.”

Record Date

Only stockholders of record as of the close of business on August 13, 2019, which we refer to as the “Record Date,” are entitled to notice of, to attend and to vote at, the Annual Meeting and any postponements or adjournments thereof. As of the Record Date, there were 10,621,261.519 issued and outstanding Shares held by 1,915 holders of record.

Proxy and Voting Procedures

Stockholders are entitled to one vote for each Share held, and may vote in person at the Annual Meeting or by proxy in accordance with the instructions provided below.

Your vote is important. By authorizing a proxy promptly, the expense of a second mailing and/or additional solicitations by other means, including, in person and by telephone, facsimile, and email may be avoided.

Voting by Stockholders of Record

If your Shares are registered directly in your name with the Fund’s transfer agent, AllianceBernstein Investor Services, Inc., you are considered the stockholder of record with respect to those Shares, and the Notice of Annual Meeting and other proxy materials were furnished directly to you by the Fund. If you are a stockholder of record, there are four ways to vote:

●

Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvotenow.com/abprivate and entering the control number found on the proxy card. After inputting the control number, you may direct your proxy how to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions.

●

By Telephone. If you receive or request printed copies of the proxy materials by mail, you will receive a proxy card; and you may vote by proxy by calling the toll free number and entering the control number located on the proxy card. After inputting the control number, you may direct your proxy how to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions.

●

By Mail. If you receive or request printed copies of the proxy materials by mail, you will receive a proxy card; and you may vote by proxy by filling out the enclosed proxy card and returning it in the envelope provided. Allow sufficient time for your proxy card to be timely received prior to the cut-off time.

●

In person. You may vote in person at the Annual Meeting by requesting a ballot when you arrive. You must bring valid picture identification such as a driver’s license or passport and may be requested to provide proof of Share ownership as of the Record Date.

Voting by Beneficial Owners of Shares

If your Shares are held by a broker or other custodian, the proxy materials were furnished to the broker or other custodian that holds your Shares. If you are the beneficial owner of Shares, there are four ways you can vote:

●

Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvotenow.com/abprivate and entering the control number found on the voting instruction form. The availability of Internet voting may depend on the voting process of the broker or other custodian that holds your Shares.

●

By Telephone. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form; and you may vote by proxy by calling the toll free number and entering the control number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your Shares.

●

By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form; and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided. Please allow sufficient time for the proxy card to be timely received prior to the cut-off time.

●

In person. If you are the beneficial owner of Shares held by a broker or other custodian and you wish to vote your Shares in person at the Annual Meeting, you must obtain a “legal proxy” from the broker or other custodian that holds your Shares. A legal proxy is a written document that will authorize you to vote your Shares held by a broker or other custodian at the Annual Meeting. Please contact the broker or other custodian that holds your Shares for instructions regarding obtaining a legal proxy.

You must bring a copy of the legal proxy to the Annual Meeting and request a ballot when you arrive. You must also bring valid picture identification, such as a driver’s license or passport. In order for your votes to be counted, you must hand both the copy of the legal proxy and your completed ballot to a Fund representative to be provided to the inspector of election.

To request a printed set of the proxy materials, beneficial owners of Shares should send a written request to the organization that holds their Shares.

Shares represented by valid proxies at the Annual Meeting will be voted in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR” the election of the nominees for director named in this proxy statement and for the other proposals described in this proxy statement.

The Board does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting, other than as set forth in this proxy statement. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

Quorum; Adjournments

The presence in person or by proxy of the holders of Shares entitled to cast a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the Annual Meeting. Accordingly, your Shares will be counted for purposes of determining if there is a quorum if you:

●	Are entitled to vote and you are present in person at the Annual Meeting; or

●	Have properly voted by proxy via the Internet, by telephone or by mail.

Shares for which brokers have not received voting instructions from the beneficial owner of the Shares and do not have, or choose not to exercise, discretionary authority to vote the Shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) will also be treated as Shares present for quorum purposes. If a quorum is not present, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time to a date not more than 120 days after the Record Date without notice, other than announcement at the Annual Meeting, to solicit additional proxies. The persons named as proxies will vote those proxies “FOR” such adjournment. Any business that might have been transacted at the Annual Meeting if a quorum were present that was included in the notice sent to stockholders may be transacted at any adjournment of the Annual Meeting.

Vote Required; Broker Non-Votes; Effect of Abstentions

Approval of Director Election Proposal. The director nominee will be elected by a majority of all the votes cast at the Annual Meeting, provided that a quorum is present. Abstentions and broker non-votes will not count as votes cast and will therefore have no effect on the election of Mr. Pontin, other than that any such Shares will be counted for purposes of determining if there is a quorum.

Approval of a New Investment Advisory Agreement. The affirmative vote of a majority of the outstanding Shares entitled to vote at the Annual Meeting. The 1940 Act defines “a majority of the outstanding Shares” as (a) 67% or more of the Shares present at the Special Meeting if the holders of more than 50% of the outstanding Shares are present or represented by proxy or (b) more than 50% of the outstanding Shares, whichever is less. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the Investment Advisory Agreement Proposal.

Approval of Accountant Proposal. The affirmative vote of a majority of the votes cast at the Annual Meeting, provided that a quorum is present, is necessary for approval of the Accountant Proposal. Abstentions will not count as votes cast and will therefore have no effect on the Accountant Proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Fund’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, there will not be any broker non-votes with respect to the Accountant Proposal.

Stockholders of Record

If you are a stockholder of record, your properly executed proxy received prior to the Annual Meeting, and not duly revoked, will be voted in accordance with your instructions marked thereon. However, if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your Shares in the manner recommended by the Board on all matters presented in this proxy statement. With respect to any other business that may be properly presented for a vote at the Annual Meeting, the proxy holders will vote your Shares in such manner as they may determine in their discretion.

Beneficial Owners of Shares

If you are a beneficial owner of Shares held by a broker or other custodian, you may instruct the broker or other custodian that holds your Shares as to how to vote your Shares via the voting instruction form included with this proxy statement. All voting instruction forms timely received by the broker or other custodian that holds your Shares, and not duly revoked, will be voted in accordance with the instructions marked thereon. However, if you do not provide your broker or other custodian of your Shares with specific voting instructions, then your Shares are referred to as “uninstructed shares;” and whether your broker or other custodian has the discretion to vote such uninstructed shares on your behalf depends on the ballot item. Generally, the organization that holds your Shares may vote them in its discretion on “routine” matters, such as the Accountant Proposal. However, the broker or other custodian cannot vote uninstructed shares on “non-routine” matters, and will inform the inspector of election that it does not have the authority to vote on such matters with respect to your Shares. This is referred to as a “broker non-vote.” Brokers and other custodians cannot vote uninstructed shares on your behalf on any of the proposals at the Annual Meeting other than the Accountant Proposal. For your vote to be counted on any other proposal, you must submit your voting instruction form to your broker or other custodian.

Householding

The Fund combines mailings for multiple accounts going to a single household by delivering to that address, in a single envelope, a copy of the documents (annual reports, prospectuses, proxy statements, etc.) or other communications for all accounts who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the SEC. If you are part of a household that has received only one copy of this proxy statement, the Fund will deliver promptly a separate copy of this proxy statement to you upon written or oral request. To receive a separate copy of this proxy statement, please contact the Fund by calling 212-969-1000, or by mail to the Fund’s principal executive offices at AB Private Credit Investors Corporation, 1345 Avenue of the Americas, 41st Floor, New York, New York 10105, Attention: Richard Strohmenger, Secretary. If your shares are held with certain banks, trust companies, brokers, dealers, investment advisers and other financial intermediaries, each of which we refer to as an “Authorized Institution,” and you would like to receive a separate copy of future proxy statements, notices of internet availability of proxy materials, prospectuses or annual reports or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact your Authorized Institution.

Revocation of Proxies

You may revoke your proxy and change your vote before the proxies are voted at the Annual Meeting. You may change your vote using the Internet or telephone methods described herein, prior to the applicable cutoff time before the Annual Meeting, in which case only your latest Internet or telephone proxy will be counted. Alternatively, you may revoke your proxy and change your vote by signing and returning a new proxy dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy, unless you properly vote at the Annual Meeting, or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Fund prior to the Annual Meeting at the following address: AB Private Credit Investors Corporation, 1345 Avenue of the Americas, 41st Floor, New York, New York, 10105, Attention: Richard Strohmenger, Secretary.

Announcement of Voting Results

Preliminary voting results regarding the Fund, will be announced at the Annual Meeting. Final voting results regarding the Fund will be published in a current report on Form 8-K within four business days after the date of the Annual Meeting.

Information Regarding this Solicitation

The Fund is paying all costs associated with the solicitation of proxies for the Annual Meeting. The Fund has retained Di Costa Partners, LLC, which we refer to as “Di Costa,” to assist in the solicitation of proxies at a cost that the Fund anticipates will not exceed $32,000 plus the reimbursement of up to $2,000 in reasonable out-of-pocket expenses.

In addition, the Fund must pay brokers or other custodians representing beneficial owners of Shares certain fees associated with forwarding the printed proxy materials by mail to beneficial owners who specifically request them, and obtaining beneficial owners’ voting instructions. The Fund will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited by other means, including, in person and by telephone, facsimile, and email, by Di Costa and/or by directors, officers and employees of the Fund, AB Private Credit Investors LLC, which we refer to as the “Adviser,” AllianceBernstein L.P., which we refer to as “AB,” and/or affiliates of the Adviser and AB, none of whom will receive any additional compensation for their services.

Notice of Internet Availability of Proxy Materials

In accordance with SEC regulations, the Fund has made this proxy statement, the Notice of Annual Meeting and the Annual Report available to stockholders on the Internet. Stockholders may (i) access and review the Fund’s proxy materials, (ii) authorize their proxies, as described in “Proxy and Voting Procedures,” below, and/or (iii) elect to receive future proxy materials by electronic delivery, via the Internet address provided below.

This Proxy Statement, the Notice of Annual Meeting and the Fund’s Annual Report are available at www.proxyvotenow.com/abprivate.

Electronic Delivery of Proxy Materials

Pursuant to the rules adopted by the SEC, the Fund furnishes proxy materials by email to those stockholders who have elected to receive their proxy materials electronically. While the Fund encourages stockholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of annual meetings and the cost associated with the physical printing and mailing of materials, stockholders who have elected to receive proxy materials electronically by email, as well as beneficial owners of Shares held by a broker or custodian, may request a printed set of proxy materials. Instructions on how to request a printed set of the proxy materials are provided in the section entitled “Proxy and Voting Procedures.”

Where to Obtain More Information

The Fund makes available to it stockholders free of charge on its website its Annual Report as soon as reasonably practicable after the Fund electronically files the Annual Report with the SEC. A copy of the Fund’s Annual Report will be furnished stockholders, without exhibits, at no charge, upon written request to the Fund at its principal executive offices: 1345 Avenue of the Americas, 41st Floor, New York, New York, 10105, Attention: Richard Strohmenger, Secretary. Upon payment of a reasonable fee, stockholders may also obtain a copy of the exhibits to the Fund’s Annual Report.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board Purpose and Structure

Our business and affairs are managed under the direction of the Board. The Board is divided into three classes of directors serving staggered three-year terms and consists of five members, three of whom are not “interested persons” of the Fund, the Adviser or their respective affiliates under Section 2(a)(19) of the Investment Company Act of 1940, as amended, which we refer to as the “1940 Act.” We refer to these individuals as our “Independent Directors.” The Board elects our officers, who serve at the discretion of the Board. The responsibilities of the Board include quarterly determinations of fair value of our assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities. Oversight of our investment activities extends to oversight of the risk management processes employed by the Adviser as part of its day-to-day management of our investment activities. The Board anticipates reviewing risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

Our Board has established an Audit Committee and a Nominating and Corporate Governance Committee, and may establish additional committees from time to time as necessary. The scope of the responsibilities assigned to each of these committees is discussed in greater detail below. J. Brent Humphries, an “interested person” of the Fund, serves as Chairman of our Board and President of the Fund. We believe that Mr. Humphries’ history with the Adviser as its President and Chairman of the Investment Committee and his extensive knowledge of and experience in the financial services industry qualify him to serve as the Chairman of our Board. Our view is that we are best served through this existing leadership structure, as Mr. Humphries’ relationship with the Adviser provides an effective bridge and encourages an open dialogue between management and the Board, ensuring that both groups act with a common purpose.

Our Board does not have a lead Independent Director. We are aware of the potential conflicts that may arise when a non-Independent Director is Chairman of our Board, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices include regular meetings of the Independent Directors in executive session without the presence of interested Directors and management, the establishment of an Audit Committee and a Nominating and Corporate Governance Committee, each of which is comprised solely of Independent Directors.

Board Meetings and Attendance

During 2018, including both regularly scheduled and special meetings, our Board met a total of four times, the Audit Committee met a total of four times and the Nominating and Corporate Governance Committee met a total of two times. During 2018, each of the Fund’s Directors attended more than 75% of the meetings of the Board. Additionally, in 2018, 100% of the members of the Audit Committee attended all of the meetings of such committee and 100% of the members of the Nominating and Corporate Governance

Committee attended all of the meetings of such committee. During each meeting of the Audit Committee, the Audit Committee met privately with the Fund’s independent registered public accounting firm. All directors are expected to attend least 75% of the aggregate number of meetings of our Board and of the respective committees on which they serve. We require each director to make a diligent effort to attend all Board and committee meetings. We do not have a formal policy regarding director attendance at an annual meeting of stockholders. All of our Independent Directors and J. Brent Humphries attended the 2018 annual meeting of stockholders, either in person or telephonically.

Board of Directors and Executive Officers

Directors

Under our articles of incorporation, our directors are divided into three classes. At each annual meeting, directors are elected for staggered terms of three years, with the term of office of only one of these three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. Information regarding our Board is as follows:

Name	Age	Position(s) held with the Company	Director Since	Expiration of Term	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director
Interested Directors
J. Brent Humphries	51	President and Chairman of AB Private Credit Investors Corporation President, AB Private Credit Investors LLC (Adviser)	2016	2020	Senior Vice President of Alliance Bernstein L.P. (2014 – Present); President and Chairman of AB Private Credit Investors Corporation; President of AB Private Credit Investors LLC (Advisor) (2014 – Present)	Managing Director of Barclay Bank PLC (2006 – 2014)	1
Matthew Bass	40	Interested Director	2016	2021	Senior Vice President and Global Head of Alternatives and Multi-Asset Development for AB (2010 – Present)		0

Name	Age	Position(s) held with the Company	Director Since	Expiration of Term	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director
Independent Directors
John G. Jordan	48	Director	2016	2021	Independent Consultant (2016 – Present); Managing Member of Viaje 254, LLC (2018 – Present); President of Watch Hill Holdings, LP (2015 – 2017); President of BusinesSuites, LP (2000 – 2015); Treasurer of Preferred Office Network, LLC (2010 – 2015); President of Texas 4000 for Cancer (2010 – 2014)	Advisory Board Member of LBJ Family Wealth Advisors, Ltd. (2015 – Present); Board Member of Watch Hill Holdings, LP (2015 – 2017); Board Member of BusinesSuites, LP (2000 – 2015); Board Member of Preferred Office Network, LLC (2010 – 2015); Board Member of Texas 4000 for Cancer (2010 – 2014)	0
Richard S. Pontin	65	Director	2016	2019	Advisor to private equity and venture capital companies and entrepreneurs (2002 – Present); Executive Partner of Teakwood Capital (2011 – 2015)	Board and Compensation Committee Member of PlumChoice Inc. (2010 – Present); Board and Audit Committee Member of Tangoe (2007 – 2017)	0
Terry Sebastian	51	Director	2016	2020	Operating Partner at Lake Pacific Partners (2000 – Present); Chief Executive Officer of Cal Pacific Specialty Foods, LLC (2011 – 2017)	Member of the Advisory Board at Lake Pacific Partners, LLC (2000 – Present); Chairman of Innovative Freeze Dried Food (2019 – Present); Board Member of JR Short (2019 – Present); Board Member of Cal Pacific Specialty Foods, LLC (2011 – 2017); Board Member of the California Strawberry Commission (2012 – 2017); Vice Chairman of Processing Strawberry Advisory Board (2015 – 2017)	0

The address for each of our directors is c/o AB Private Credit Investors Corporation, 1345 Avenue of the Americas, 41st Floor, New York, New York 10105.

Executive Officers Who Are Not Directors

Name	Age	Position
Mark R. Manley	56	Chief Compliance Officer
Wesley Raper	41	Chief Financial Officer

Biographical Information

Directors

Our directors have been divided into two groups — interested directors and independent directors. An interested director is an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

Interested Directors

J. Brent Humphries, our President and the Chairman of our Board, is also the President of the Adviser, which is responsible for all investment decisions for the Fund. Brent Humphries joined AB in 2014 as a founding member and President of the Adviser, where he has primary responsibility for overseeing all aspects of the business, including investor relations, investment originations, structuring and underwriting, as well as ongoing portfolio management and compliance. He previously held the same position with Barclays Private Credit Partners LLC. Prior to joining Barclays, Humphries served as group head, generalist financial sponsor coverage for the Goldman Sachs Specialty Lending Group, and later led its structured private equity initiative. Before that, he served as a partner and managing director of the Texas Growth Fund and TGF Management Corp., a middle-market private equity fund and investment advisor, respectively. Humphries previously worked in leveraged finance with NationsBank and J.P. Morgan, and as a financial analyst with Exxon. He holds a B.B.A. in finance with an emphasis in accounting from the University of Oklahoma and an M.B.A. from the Harvard Business School. We believe that Mr. Humphries’ experience in middle market corporate credit is a significant competitive advantage for the Fund.

Matthew Bass is a Senior Vice President and Global Head of Alternatives and Multi-Asset Business Development for AB. Prior to joining AB in 2010, he was a program director at the U.S. Department of the Treasury, where he was responsible for the design and implementation of various real estate and real estate capital-markets programs pursuant to the Troubled Asset Relief Program. Prior to joining the U.S. Department of the Treasury in 2009, Mr. Bass was a vice president at The Blackstone Group’s GSO Capital Partners unit. He began his career in the Financial Institutions Investment Banking Group at UBS. Mr. Bass holds a B.S. in Finance from Lehigh University. Mr. Bass was selected as an Interested Director because of his prior leadership experience, significant investment knowledge and financial expertise.

Independent Directors

John G. Jordan is an Advisory Board Member of LBJ Family Wealth Advisors, Ltd., a position he has held since 2015 and a managing member of Viaje 254, LLC, a position he has held since 2018. From 2000 to 2015 he was President and a member of the Board of Directors of BusinesSuites, LP, which he grew into the third largest provider of shared office space, virtual offices, and meeting rooms in North America. In 2015 BusinesSuites, LP was renamed Watch Hill Holdings, LP, and from that time through 2017, Mr. Jordan served as the entity’s President and a member of its Board of Directors. Mr. Jordan also served as the Treasurer and a member of the Board of Directors of Preferred Office Network, LLC from 2010–2015, as a member of the Board of Directors of Texas 4000 for Cancer, a non-profit organization, from 2010–2014, and as the Treasurer, President, and a member of the Board of Directors of the Global Workspace Association from 2008–2013. Prior to 2000, he held positions as Director of Business Development of SiLogiX, LLC, Investment Associate at the LBJ Holding Company, Assistant Vice President of Bank One, Texas, N.A. and Financial Analyst at CFO Services Inc. Mr. Jordan holds a B.B.A. and an M.B.A. from The University of Texas at Austin, where he was also a part-time lecturer in Entrepreneurial Finance from 2000–2006. Mr. Jordan was selected as one of our Independent Directors because of his prior board experience and financial expertise.

Richard S. Pontin served as a member the Board of Directors and audit committee of Tangoe, a leading provider of information Technology and telecom asset and financial management services for global enterprises, from 2007 through June 2017. He previously served as Executive Chairman of Tangoe from 2007–2009 and as Chief Executive Officer and a member of the Board of Directors of its predecessor company, TRAQ Wireless, from 2004–2007. Mr. Pontin has been a member of the Board of Directors and the Compensation Committee of PlumChoice Inc. since 2010. Since 2002 Mr. Pontin has also been an advisor to private equity and venture capital companies and entrepreneurs. He has advised several firms, focusing on corporate strategy, business planning, competitive analysis, M & A due diligence, KPI/metric implementation, product planning, and interim Chief Executive Officer

Management. Mr. Pontin was an Executive Partner at Teakwood Capital from 2011 to 2015. Between 2002 and 2011 Mr. Pontin served as the Chief Executive Officer of each of Airclic, Inc., Airband Communications, and Ionex Telecom. Prior to 2002, he served as President and Chief Operating Officer of Broadwing Communications and President and Chief Operating Officer of Cincinnati Bell, Inc., and held various positions at Nextel Communications, Bell South, MCI Communications, AT&T and Marion Laboratories. Mr. Pontin holds a B.S. in Biological Science and an M.B.A. from Drexel University, and is a member of the National Association of Corporate Directors, where he was recognized as the 2015 Governance Fellow for Excellence in Board Management and Governance. Mr. Pontin was selected as one of our Independent Directors because of his financial expertise and his significant leadership, corporate governance, management and advisory experience.

Terry Sebastian Terry Sebastian is an Operating Partner with Lake Pacific Partners, a private equity investment firm based in Chicago, IL focused on investments in the food sector where he has been involved since 2001. At Lake Pacific, he has served as a board member or senior executive in several portfolio companies including Cal Pacific Specialty Foods from 2009–2017, Maxi from 2002–2011, Gladson from 2005–2011 and Teepak Holdings from 2001–2008. Beginning in 2019, he serves as Chairman of Innovative Freeze Dried Food and as a board member for JR Short. Prior to Lake Pacific, Mr. Sebastian was a senior vice president at Natural Nutrition Group from 1996–1999 and an executive at McCain Foods from 1993–1994. He began his career as a management consultant at Booz, Allen & Hamilton. In addition to his commercial activities, Mr. Sebastian has served in several non-profit and industry roles. He previously served as a member of the board of directors of the California Strawberry Commission from 2012–2017 and as the Chairman of the Processing Strawberry Advisory Board from 2015–2017. He was the managing director of the Lundquist Center for Entrepreneurship at the University of Oregon from 2009–2011 and served as the president of the CEIBA Foundation from 2015–2019. Mr. Sebastian holds an M.B.A. from the Harvard Business School and a B.B.A. with high honors from the University of Texas at Austin. Mr. Sebastian was selected as one of our Independent Directors because of his prior board and management experience.

Executive Officers Who Are Not Directors

Mark R. Manley, our Chief Compliance Officer, has served as the Deputy General Counsel of AB since 2004 and Chief Compliance Officer of AB since 1988. Mr. Manley joined AB in 1984. Mr. Manley is also a senior member of various management-level committees at AB, including the Information Security and Cyber Risk Oversight Committee. Mr. Manley holds a B.A. from St. John’s University and a J.D. from New York Law School.

Wesley Raper, our Chief Financial Officer, joined AB in 2014 as founding member and Chief Operating Officer of the Adviser. He previously held the same role at Barclays Private Credit Partners LLC from 2008 to 2014. Mr. Raper was a vice president in the Information Technology Group at Barclays LLC from 2000 to 2008. He holds an MEng from the University of Bristol and an M.S. in Finance from the Zicklin School of Business at Baruch College.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” the Fund’s directors and executive officers, and any persons holding more than 10% of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Fund. Specific due dates for those reports have been established, and the Fund is required to report herein any failure to file such reports by those due dates. Based solely on a review of copies of such reports and written representations delivered to the Fund by such persons, the Fund believes that during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied.

Committees of the Board of Directors

Our Board has established an Audit Committee and a Nominating and Corporate Governance Committee, and may establish additional committees in the future. All directors are expected to attend least 75% of the aggregate number of meetings of our Board and of the respective committees on which they serve. We require each director to make a diligent effort to attend all Board and committee meetings.

Audit Committee

The Audit Committee operates pursuant to a charter approved by our Board, which sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee’s charter is available to stockholders on the Fund’s website. The members of our Audit Committee are Messrs. Jordan, Pontin and Sebastian, each of whom is an Independent Director and meet the current independence and experience requirements of Rule 10A-3 of the Exchange Act. Mr. Pontin serves as Chair of the Audit Committee. Our Board has determined that Mr. Pontin is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. The Audit Committee is responsible for assisting the Board in its oversight of the accounting and financial reporting policies and practices.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our Board. A copy of the Nominating and Corporate Governance Committee’s charter is available to stockholders on the Fund’s website. The members of the Nominating and Corporate Governance Committee are Messrs. Jordan, Pontin and Sebastian, each of whom an Independent Director. Mr. Jordan serves as Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for assisting the Board in carrying out its responsibilities with respect to governance of the Fund and the selection, nomination, evaluation and compensation of members of the Board in accordance with applicable laws, regulations and industry best practices. Our Nominating and Corporate Governance Committee may consider nominating an individual recommended by a stockholder for election as a director if such stockholder complies with the advance notice provisions of the Fund’s bylaws. In order to be properly submitted, the stockholder recommendation must be delivered to or mailed and received at the principal executive offices of the Fund not less than 120 calendar days before the date of the Fund’s proxy statement released to stockholders in connection with the previous year’s annual meeting. The stockholder recommendation must include the information required by the Fund’s Procedures for the Nominating and Corporate Governance Committee’s Consideration of Candidates Submitted by Shareholders, which is attached as Appendix A to the Nominating and Corporate Governance Committee’s charter. The Nominating and Corporate Governance Committee will consider and evaluate nominee candidates properly submitted by stockholders on the same basis as it considers and evaluates candidates recommended by other sources.

The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Fund and its stockholders. In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee may take into account a wide variety of factors, including (but not limited to):

●	the candidate’s knowledge in matters relating to the investment company industry;

●	any experience possessed by the candidate as a director/trustee or senior officer of other public companies;

●	the candidate’s educational background;

●	the candidate’s reputation for high ethical standards and personal and professional integrity;

●	any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications;

●

the candidate’s perceived ability to contribute to the on-going functions of the Board, including the candidate’s ability and commitment to attend meetings regularly, work collaboratively with other members of the Board and carry out his or her duties in the best interests of the Fund;

●	the candidate’s ability to qualify as an independent director for purposes of the 1940 Act and any other standards of independence that may be relevant to the Fund;

●	the extent to which the candidate’s background, skills, and experience would complement the background, skills, and experience of other nominees and contribute to the diversity of the Board; and

●	such other factors as the Nominating and Corporate Governance Committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies or other factors.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating and Corporate Governance Committee’s goal of creating a Board that best serves our needs and the interests of our stockholders. In addition, as part of our Board’s annual-self assessment, the members of our Nominating and Corporate Governance Committee will evaluate the membership of our Board and whether our Board maintains satisfactory policies regarding membership selection.

Communications Between Stockholders and the Board

The Board welcomes communications from the Fund’s stockholders. Stockholders may send communications to the Board or to any particular director to the following address: 1345 Avenue of the Americas, 41st Floor, New York, New York 10105, Attention: Richard Strohmenger, Secretary. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Code of Ethics

We and the Adviser each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, which we refer to as the “Advisers Act,” respectively, that establishes procedures for personal investments and restricts certain transactions by our personnel. The code of ethics applies to, among others, the Fund’s senior officers, including its Chief Executive Officer and its Chief Financial Officer, as well as every officer, director and employee of the Fund. Our codes of ethics generally do not permit investments by our employees in securities that may be purchased or held by us. Persons subject to this code may invest in securities for their personal investment accounts so long as such investments are made in accordance with the code’s requirements. A copy of our code of ethics is available to stockholders on the Fund’s website.

Compensation Discussion and Analysis

Executive Compensation

We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided by individuals who are employees of the Adviser, State Street Bank and Trust Company, which we refer to as the “Administrator,” or their respective affiliates, pursuant to the terms of the Advisory Agreement, the Administration Agreement and the Expense Reimbursement Agreement (each as defined below), as applicable. Our day-to-day investment and administrative operations will be managed by the Adviser and the Administrator. Most of the services necessary for the origination and administration of our investment portfolio will be provided by investment professionals employed by the Adviser, the Administrator or their affiliates.

None of our executive officers will receive direct compensation from us. We may reimburse the Adviser the allocable portion of the compensation paid by the Administrator (or its affiliates) to our Chief Compliance Officer and Chief Financial Officer (based on the percentage of time such individuals devote, on an estimated basis, to our business and affairs).

Compensation of Directors

No compensation is expected to be paid to our directors who are “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act. For fiscal year 2018, the independent directors received an annual fee of $30,000 (the fee would increase to $50,000 for any fiscal year end when the Fund had average outstanding assets of $500 million). They also received $2,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each meeting of the Board which lasts for four hours or more and $1,000 for attending any Board meeting which lasts for less than four hours. The Chair of our Audit Committee received an annual fee of $5,000 (the fee would increase to $7,500 for any fiscal year end when the Fund had average outstanding assets of $500 million). The Chair of our Nominating and Corporate Governance Committee received an annual fee of $1,250 (the fee would increase to $2,500 for any fiscal year end when the Fund had average outstanding assets of $500 million). Effective January 1, 2019, the Fund revised its fee structure, such that we will pay each independent director an annual retainer of $46,250 (the annual retainer will increase to $65,000 when the total assets of the Fund are equal to or greater than $250 million, calculated at quarter end, and deemed to exceed such amount when total assets are equal to or greater than $250 million for two consecutive quarter ends) beginning on January 1, 2019. In addition, the Chair of our Audit Committee will receive an annual retainer of $3,750 (the annual retainer will increase to $5000 when the total assets of the Fund are equal to or greater than $250 million, calculated as described above). We have obtained directors’ and officers’ liability insurance on behalf of our directors and officers. Independent directors will have the option of having their directors’ fees paid in shares of our common stock issued at a price per share equal to the per share net asset value of our common stock.

The table below sets forth the compensation received by each director from the Fund for the fiscal year ended December 31, 2018.

Name of Director	Fees Earned or Paid in Cash($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total Compensation ($)
Interested Director
J. Brent Humphries	—	—	—	—	—	—	—
Matthew Bass	—	—	—	—	—	—	—

Name of Director	Fees Earned or Paid in Cash($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total Compensation ($)
Independent Directors
John G. Jordan	46,250	—	—	—	—	—	46,250
Richard S. Pontin	50,339	—	—	—	—	—	50,339
Terry Sebastian	47,078	—	—	—	—	—	47,078

Compensation Committee Report

As described herein, the Fund’s executive officers are not compensated by the Fund. Accordingly, the Fund does not have a compensation committee of the Board. The Nominating and Corporate Governance Committee performs, to the extent that may be required, any duties typically delegated to a compensation committee of a board of directors. The Nominating and Corporate Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Nominating and Corporate Governance Committee Members:
John G. Jordan, Chairman

Richard S. Pontin

Terry Sebastian

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Fund under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth, as of August 22, 2019, the beneficial ownership of each current director, the nominees for director, the Fund’s executive officers, each person known to us to beneficially own 5.0% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

The percentage ownership is based on 10,621,261.519 shares of common stock outstanding as of August 22, 2019. As of such date, there were no shares of common stock subject to warrants or other convertible securities outstanding. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned. The address for each listed individual is AB Private Credit Investors Corporation, 1345 Avenue of the Americas, 41st Floor, New York, NY 10105.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Interested Directors
J. Brent Humphries	—	—%
Matthew Bass	—	—
Executive Officers	—	—
Mark Manley	—	—
Wesley Raper	—	—
Independent Directors
John G. Jordan	857.799	*
Richard S Pontin	—	—
Terry Sebastian	—	—
All Directors and Executive Officers as a Group	857.799	*	%

*	Represents less than 1%.

Certain Relationships and Related Transactions

Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons, Policies and Procedures for Managing Conflicts; Co-investment Opportunities

Certain members of the Adviser’s senior investment team and Investment Committee serve, or may serve, as officers, directors, members or principals of entities that operate in the same or a related line of business as we do, or of investment vehicles managed by the Adviser or AB with similar investment objectives. Similarly, the Adviser may have other clients with similar, different or competing investment objectives. As a result, members of the Adviser’s senior investment team, in their roles at the Adviser, may face conflicts in the allocation of investment opportunities among us and other investment vehicles managed by the Adviser with similar or overlapping investment objectives in a manner that is fair and equitable over time and consistent with the Adviser’s allocation policy. Generally, when a particular investment would be appropriate for us as well as one or more other investment funds, accounts or vehicles managed by the Adviser’s senior investment team, such investment will be apportioned by the Adviser’s senior investment team in accordance with (1) the Adviser’s internal conflict of interest and allocation policies, (2) the requirements of the Advisers Act and (3) certain restrictions under the 1940 Act regarding co-investments with affiliates and consistent with the Order described below. Such apportionment may not be strictly pro rata, depending on the good-faith determination of all relevant factors, including differing investment objectives, diversification considerations and the terms of our or the respective governing documents of such investment funds, accounts or investment vehicles. These procedures could, in certain circumstances, limit whether or not a co-investment opportunity is available to us, the timing of acquisitions and dispositions of investments, the price paid or received by us for investments or the size of the investment purchased or sold by us. The Adviser believes that this allocation system is fair and equitable, and consistent with its fiduciary duty to us. In particular, we have disclosed to investors how allocation determinations are made among any investment vehicles managed by the Adviser.

We may co-invest with investment funds, accounts and vehicles managed by the Adviser, where doing so is consistent with our investment strategy as well as applicable law and SEC staff interpretations, as well as the exemptive order that we and certain of our affiliates received from the SEC on August 6, 2018, which expands relief previously granted to us on October 11, 2016, and which we refer to as the “Order.” Absent the Order, our ability to co-invest would have been more limited. The Order expands our ability to co-invest in portfolio companies with Affiliated Funds, which the new exemptive relief defines to include affiliated managed accounts, in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors, subject to compliance with the Order. Pursuant to the Order, we are permitted to co-invest with Affiliated Funds if, among other things, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transactions, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching in respect of us or our stockholders on the part of any person concerned, and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective and strategies. We intend to co-invest with Affiliated Funds, subject to the conditions included in the Order.

Advisory Agreement

On July 27, 2017, the Fund entered into an investment advisory agreement with the Adviser, which we refer to as the “Current Advisory Agreement,” to manage our day-to-day operating and investing activities. We pay the Adviser a fee for its services under the Current Advisory Agreement consisting of two components—a base management fee and an incentive fee. For the year ended December 31, 2018, the Fund incurred a management fee of $127,862, of which $32,302 was voluntarily waived by the Adviser. There was $0 in capital gains incentive fees paid to the Adviser as of December 31, 2018. For the year ended December 31, 2017, the Fund incurred a management fee of $23,745, of which $23,745 was voluntarily waived by the Adviser. There was $0 in capital gains incentive fees paid to the Adviser as of December 31, 2017.

The Adviser, for its services to us, will be entitled to receive base management and incentive fees. In addition, under the Current Advisory Agreement and to the extent permitted by applicable law and in the discretion of our Board, we indemnify the Adviser and certain of its affiliates.

Administration Agreement and Expense Reimbursement Agreement

We have entered into an administration agreement with the Administrator, which we refer to as the “Administration Agreement,” and a separate expense reimbursement agreement with the Adviser, which we refer to as the “Expense Reimbursement Agreement,” under which any allocable portion of the cost of our Chief Compliance Officer and Chief Financial Officer and their respective staffs will be reimbursed by the Fund. Under the Administration Agreement, the Administrator will be responsible for providing us with clerical, bookkeeping, recordkeeping and other administrative services. We will reimburse the Adviser an amount equal to our allocable portion (subject to the review of our Board) of its overhead resulting from its obligations under the Expense Reimbursement Agreement, including the allocable portion of the cost of our Chief Compliance Officer and Chief Financial Officer and their respective staffs.

Expense Support and Conditional Reimbursement Agreement

On September 29, 2017, the Fund and the Adviser entered into an agreement, which we refer to as the “Expense Support and Conditional Reimbursement Agreement,” to limit certain of the Fund’s Operating Expenses, as defined in the Expense Support and Conditional Reimbursement Agreement, to no more than 1.5% of the Fund’s average quarterly gross assets. To achieve this percentage limitation, the Adviser has agreed to reimburse the Fund for certain Operating Expenses on a quarterly basis, any such payment by the Adviser we refer to as an “Expense Payment,” and the Fund has agreed to later repay such amounts, any such payment by the Fund we refer to as a “Reimbursement Payment,” pursuant to the terms of the Expense Support and Conditional Reimbursement Agreement.

As of December 31, 2018, the amount of Expense Payments provided by the Adviser since inception is $4,336,826. Management believes that Reimbursement Payments by the Fund to the Adviser were not probable under the terms of the Expense Support Agreement as of December 31, 2018, and therefore have not been accrued. The following table reflects the Expense Payments that may be subject to reimbursement pursuant to the Expense Agreement:

For the Quarters Ended	Amount of Expense Support	Effective Rate of Distribution per Share(1)	Reimbursement Eligibility Expiration	Percentage Limit (2)
September 30, 2017	$1,002,147	n/a	September 30, 2020	1.5%
December 31, 2017	1,027,398	n/a	December 31, 2020	1.5%
March 31, 2018	503,592	n/a	March 31, 2021	1.5%
June 30, 2018	1,086,482	4.787%	June 30, 2021	1.0%
September 30, 2018	462,465	4.715%	September 30, 2021	1.0%
December 31, 2018	254,742	6.762%	December 31, 2021	1.0%

Total	$4,336,826

(1)

The effective rate of distribution per share is expressed as a percentage equal to the projected annualized distribution amount as of the end of the applicable period (which is calculated by annualizing the regular weekly cash distributions per share as of such date without compounding), divided by the Fund’s gross offering price per share as of such date.

(2)	Represents the actual percentage of Operating Expenses paid by the Fund in any quarter after deducting any Expense Payment, as a percentage of the Fund’s average quarterly gross assets.

Transfer Agency Agreement

On September 26, 2017, the Fund and AllianceBernstein Investor Services, Inc., which we refer to as “ABIS,” an affiliate of the Fund, entered into an agreement pursuant to which ABIS will provide transfer agent services to the Fund. The Fund bears the expenses related to the agreement with ABIS.

PROPOSALS

Overview of Proposals

This Proxy Statement contains four proposals requiring stockholder action:

●	Proposal No. 1 requests that stockholders re-elect Richard S. Pontin for a three-year term expiring at the 2022 meeting of stockholders and until his successor is duly elected and qualified;

●	Proposal No. 2 requests that stockholders approve the new investment advisory agreements with AB Private Credit Investors LLC.

●	Proposal No. 3 requests that stockholders ratify of the appointment of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for 2019.

Each proposal is discussed in more detail below.

Proposal No. 1 – Re-Election of Richard S. Pontin

The Board has nominated director Richard S. Pontin to be re-elected to serve as one of the Fund’s Class III directors for a three year term, until the 2022 annual meeting of stockholders and until his successor is duly elected and qualified. Mr. Pontin has consented to serving as a nominee, being named in this proxy statement, and continuing to serve on the Board if re-elected. Mr. Pontin is not being proposed for re-election pursuant to any agreement or understanding between him and the Fund.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed by stockholders on the proxy cards or, if no direction is given, “FOR” the re-election of the Board’s nominee, Mr. Richard S. Pontin. In the event that Mr. Pontin should become unable to serve because of an event not now anticipated or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote for such other nominee as may be proposed by the Board. The Board has no reason to believe that Mr. Pontin will be unable or unwilling to continue to serve.

Vote Required

Mr. Pontin will be re-elected by a majority of all the votes cast at the Annual Meeting, provided that a quorum is present. Abstentions and broker non-votes will not count as votes cast and will therefore have no effect on the re-election of Mr. Pontin.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE RE-ELECTION OF DIRECTOR

RICHARD S. PONTIN

Proposal No. 2 – Approval of a New Investment Advisory Agreement

Background

AXA S.A., which we refer to as “AXA,” is a societe anonyme organized under the laws of France and the holding company for an international group of insurance and related financial services companies. AXA Equitable Holdings, Inc., a Delaware corporation, which we refer to as “AXA Equitable,” is a majority-owned subsidiary of AXA and the indirect holder of a majority of the membership interests in AllianceBernstein L.P., a Delaware limited partnership, which we refer to as “AB,” and is the direct parent of Alliance Capital Management LLC, a Delaware limited liability company, which we refer to as “ACM,” and the direct parent of the Adviser, which is wholly-owned by ACM.

AXA formerly owned all of the outstanding shares of common stock of AXA Equitable. On May 10, 2017, AXA announced its intention to sell a minority stake of AXA Equitable via an initial public offering and listing of AXA Equitable’s shares of common stock on the New York Stock Exchange, which we refer to as the “AXA IPO.” On November 13, 2017, AXA Equitable filed a Form

S-1 with the SEC, confirming the May 2017 announcement. On May 10, 2018, the shares of common stock of AXA Equitable were listed and commenced trading (NYSE: EQH), and on May 14, 2018, AXA sold approximately 24.5% of the outstanding shares of AXA Equitable at $20.00 per share. Contemporaneously with the AXA IPO, AXA sold $862.5 million aggregate principal amount of its 7.25% mandatorily exchangeable notes due May 15, 2021 and exchangeable into up to 43,125,000 shares of common stock (or approximately 7% of the outstanding shares of common stock of AXA Equitable), which we refer to as the “MxB Notes.” AXA retains ownership (including voting rights) of such shares of common stock until the MxB Notes are exchanged, which may be on a date that is earlier than the maturity date at AXA’s option upon the occurrence of certain events.

On November 20, 2018, AXA sold 60,000,000 shares of common stock of AXA Equitable pursuant to a public offering, which we refer to as the “November Offering.” Contemporaneously with the November Offering, AXA Equitable repurchased 30,000,000 shares of its common stock from AXA. On March 25, 2019, AXA sold 40,000,000 shares of common stock of AXA Equitable pursuant to a public offering, which we refer to as the “March Offering.” Contemporaneously with the March Offering, AXA Equitable repurchased 30,000,000 shares of its common stock from AXA and AXA sold an additional 6,000,000 shares pursuant to the exercise of an overallotment option. On June 7, 2019, AXA sold 40,000,000 shares of common stock of AXA Equitable pursuant to a public offering. On July 8, 2019, AXA sold an additional 6,000,000 shares pursuant to the exercise of an overallotment option.

If there were no further sales by AXA Equitable or AXA of shares of common stock of AXA Equitable, upon exchange of the MxB Notes, AXA would continue to own approximately 44% of the shares of common stock of AXA Equitable. AXA has publicly announced, however, its plans to divest its remaining ownership interest in AXA Equitable over time in one or more transactions, subject to market conditions, which refer to as the “Plan.” Completion of the Plan is subject to certain conditions, including market conditions prevailing at the time of its implementation. If the Plan is completed, AXA Equitable will no longer be a subsidiary of AXA. AXA Equitable is expected to remain the indirect parent of AB, the indirect parent of the Adviser.

Currently, the Adviser and its affiliates do not anticipate that the Plan will have a material impact on the Adviser or any affiliates of the Adviser that provide services to the Fund, including with respect to the following: operations, personnel, organizational structure, capitalization, or financial and other resources. The Adviser’s current leadership and key investment teams are expected to stay in place, and no change in senior management’s strategy for the Adviser is anticipated as a result of the implementation of the Plan. Notwithstanding the foregoing, it is possible that the completion of the Plan, whether implemented through public offerings or other means, could create the potential for disruption to the businesses of AXA Equitable and its subsidiaries. AXA Equitable, today and in the future as a stand-alone entity, is a publicly held U.S. company subject to the reporting requirements of the Exchange Act as well as other U.S. government and state regulations applicable to public companies that it was not subject to prior to the AXA IPO.

This planned divestment gives rise to the proposal.

The Fund is subject to Section 15 of the 1940 Act. Section 15 provides that any investment advisory agreement with a registered investment company such as the Fund must terminate automatically upon its “assignment,” which includes any transfer of a controlling block of outstanding voting securities of an investment adviser or the parent company of an investment adviser. The transfer of a controlling block of an investment adviser’s outstanding voting securities is often referred to as a “Change of Control Event.”

Although it is not clear whether implementation of the Plan will result in an assignment of the Investment Advisory Agreement or Change of Control Event, the determination of which ultimately will depend on the facts and circumstances of the AXA’s sales under the Plan, the Adviser and the Board have agreed to consider a Change of Control Event to have occurred when AXA’s ownership of AXA Equitable’s outstanding voting securities is reduced to 25% or less. In order to ensure that the existing investment advisory services can continue uninterrupted, the Board has approved a new investment advisory agreement with the Adviser in connection with the Plan, which we refer to as the “Proposed Advisory Agreement.” Stockholders are being asked to approve the Proposed Advisory Agreement, which would become effective after the Change of Control Event assuming that stockholder approval has been received. This agreement is described below. In the event that the Change of Control Event occurs prior to stockholder approval, the Board, including the Independent Directors, have considered and approved an interim advisory agreement with the Adviser, to be effective only in the event that stockholder approval of the Proposed Advisory Agreement has not been obtained as of the date of the Change of Control Event.

The Adviser anticipates that the conditions of Section 15(f) of the 1940 Act will be complied with in connection with offerings of the Shares pursuant to the Plan. Section 15(f) is a safe harbor that permits an adviser to a fund to receive any amount or benefit in connection with a sale of interests in the adviser which causes the assignment of the adviser’s contract with the fund, provided that two conditions are met. The first condition requires that, during the three-year period immediately following the transaction, at least 75% of the fund’s board of directors must not be “interested persons” of the adviser within the meaning of the 1940 Act. The second condition requires that no “unfair burden” be imposed on the fund as a result of the transaction. Section 15(f)(4) provides that the first condition does not apply to a transaction in which a controlling block of interests in the adviser is distributed to the public and in which there is, in fact, no change in the identity of the persons who control such adviser.

Assuming that implementation of the Plan would result in the application of Section 15(f), the first condition of Section 15(f) described above will not be satisfied because two of the five members of the Board are “interested persons” of the Adviser. However, as a result of Section 15(f)(4), the first condition does not apply to the Plan because, as described above, the Plan contemplates that the shares of common stock of AXA Equitable will be sold into the public market and there will be no change in the identity of the persons who control the Adviser as a result of the Plan. With respect to the second condition, the Adviser will use its best efforts to ensure its and its affiliates compliance with the condition for so long as the requirements of Section 15(f) apply.

The Adviser

The Fund’s investment activities are managed by the Adviser, a Delaware limited liability company with principal offices at 1345 Avenue of the Americas, New York, New York 10105. The Fund benefits from the Adviser’s ability to identify attractive investment opportunities, conduct due diligence to determine credit risk, and structure and price investments accordingly, as well as manage a diversified portfolio of investments.

The Adviser is a wholly-owned subsidiary of AB. AB is one of the world’s largest investment management firms, with approximately $581 billion in assets under management as of June 30, 2019, and a global client base that includes institutions, private clients and retail investors. The Adviser can leverage AB’s dedicated economic, fundamental equity, fixed income, and quantitative research groups, as well as experts focused on multi-asset and alternatives strategies.

As of June 30, 2019, AXA Equitable owns approximately 4.2% of the issued and outstanding units representing assignments of beneficial ownership of limited partnership interests, which we refer to as “AB Holding Units,” in AllianceBernstein Holding L.P., a Delaware limited partnership, which we refer to as “AB Holding.” AllianceBernstein Corporation, a Delaware corporation, which we refer to as “GP” and is an indirect wholly-owned subsidiary of AXA Equitable, is the general partner of both AB Holding and AB. The GP owns 100,000 general partnership units in AB Holding and a 1% general partnership interest in AB.

As of June 30, 2019, the ownership structure of AB, including limited partnership units outstanding as well as the general partner’s 1% interest, is as follows:

AXA Equitable and its subsidiaries	63.7%
AB Holding	35.6%
Unaffiliated holders	0.7%

100.0%

Including both the general partnership and limited partnership interests in AB Holding and AB, AXA Equitable and its subsidiaries have an approximate 65.2% economic interest in AB as of June 30, 2019.

Current Investment Advisory Agreement

The Current Advisory Agreement was approved by the Board on July 5, 2017, and was submitted to and approved by the sole stockholder of the Fund on July 5, 2017. Pursuant to the Current Advisory Agreement, the Fund pays the Adviser, quarterly in arrears, a fee for investment advisory and management services consisting of two components—a base management fee and an incentive fee. The cost of both the base management fee and the incentive fee are ultimately be borne by the Fund’s stockholders. For a discussion of the base management fees and incentive fees paid during the years ended December 31, 2018 and 2017, see “Certain Relationships and Related Transactions – Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons, Policies and Procedures for Managing Conflicts; Co-investment Opportunities – Advisory Agreement” and “ – Expense Support and Conditional Reimbursement Agreement.”

Base Management Fee

The base management fee is payable quarterly in arrears and calculated at an annual rate of 1.50%. The base management fee is calculated based on a percentage of the average outstanding assets of the Fund (which equals the gross value of equity and debt instruments, including investments made utilizing leverage), excluding cash assets, during such fiscal quarter. The average outstanding assets are calculated by taking the average of the amount of assets of the Fund at the beginning and end of each month that occurs during the calculation period. The base management fee is calculated and paid quarterly in arrears, but is amortized monthly by the Fund over the fiscal quarter for which such base management fee is paid.

Incentive Fee

The incentive fee, which provides the Adviser with a share of the income that the Adviser generates for the Fund, consists of an income-based incentive fee component and a capital-gains component, which are largely independent of each other, with the result that one component may be payable even if the other is not.

Income-Based Incentive Fee: The income-based incentive fee is calculated and payable quarterly in arrears based on the Fund’s net investment income prior to any deductions with respect to such income-based incentive fees and capital gains incentive fees, which we refer to as “Pre-incentive Fee Net Investment Income,” for the quarter, as further described below. Pre-incentive Fee Net Investment Income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees we receive from portfolio companies) that the Fund accrues during the fiscal quarter, minus the Fund’s operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement we have entered into with the Administrator, and any interest expense and dividends paid on any issued and outstanding indebtedness or preferred stock, respectively, but excluding, for avoidance of doubt, the income-based incentive fee accrued under U.S. generally accepted accounting principles, which we refer to as “GAAP.” Pre-incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero-coupon securities), accrued income that the Fund has not yet received in cash. The Adviser is not under any obligation to reimburse the Fund for any part of the income-based incentive fees it received that was based on accrued interest that the Fund never actually received.

Pre-incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Because of the structure of the income-based incentive fee, it is possible that the Fund may accrue such fees in a quarter where it incurs a net loss. For example, if the Fund receives Pre-Incentive Fee Net Investment Income in excess of the hurdle rate (as defined below) for a quarter, the Fund will accrue the applicable income-based incentive fee even if it has incurred a realized and/or unrealized capital loss in that quarter. However, cash payment of the incentive fee may be deferred in this situation, subject to certain restrictions.

Pre-incentive Fee Net Investment Income, expressed as a rate of return on the value of net assets (defined as total assets, less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding fiscal quarter, will be compared to various “hurdle rates,” with the income-based incentive fee rate of return increasing at each hurdle rate. As described below, the Fund is seeking stockholder approval to modify the calculation of net assets.

Description of Quarterly Incentive Fee Calculations

The Fund Pays the Adviser an income-based incentive fee with respect to Pre-incentive Fee Net Investment Income in each calendar quarter as follows:

●	No income-based incentive fee in any calendar quarter in which the Pre-Incentive Fee Net Investment Income does not exceed 1.5% per quarter (6% per annum), the “6% Hurdle Rate”; and

●

100% of Pre-incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the 6% Hurdle Rate but is less than 1.67% in any calendar quarter, which we refer to as the “6% Catch-up Cap,” approximately 6.67% per annum. This portion of Pre-incentive Fee Net Investment Income

(which exceeds the 6% Hurdle Rate but is less than the 6% Catch-up Cap) is referred to as the “6% Catch-up.” The 6% Catch-up is meant to provide the Adviser with 10.0% of the Pre-incentive Fee Net Investment Income as if a hurdle rate did not apply if this net investment income exceeded 1.67% but was less than 1.94% in any calendar quarter; and

●

10.0% of the amount of Pre-incentive Fee Net Investment Income, if any, that exceeds the 6% Catch-up Cap, but is less than 1.94%, which we refer to as the “7% Hurdle Rate,” approximately 7.78% per annum. The 7% Hurdle Rate is meant to limit the Adviser to 10% of the Pre-incentive Fee Net Investment Income until the amount of Pre-incentive Free Net Investment Income exceeds 1.94%, approximately 7.78% per annum; and

●

100% of Pre-incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the 7% Hurdle Rate but is less than 2.06% in any calendar quarter, which we refer to as the “7% Catch-up Cap,” 8.24% per annum. This portion of Pre-incentive Fee Net Investment Income (which exceeds the 7% Hurdle Rate but is less than the 7% Catch-up Cap) is referred to as the “7% Catch-up.” The 7% Catch-up is meant to provide the Adviser with 15.0% of the Pre-incentive Fee Net Investment Income as if a hurdle rate did not apply if this net investment income exceeded 2.06% but was less than 2.35% in any calendar quarter; and

●

15.0% of the amount of Pre-incentive Fee Net Investment Income, if any, that exceeds the 7% Catch-up Cap, but is less than 2.35%, which we refer to as the “8% Hurdle Rate,” approximately 9.41% per annum. The 8% Hurdle Rate is meant to limit the Adviser to 15% of the Pre-incentive Fee Net Investment Income until the amount of Pre-incentive Free Net Investment Income exceeds 2.35%, approximately 9.41% per annum; and

●

100% of Pre-incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the 8% Hurdle Rate but is less than 2.50% in any calendar quarter, which we refer to as the “8% Catch-up Cap,” approximately 10% per annum. This portion of Pre-incentive Fee Net Investment Income (which exceeds the 8% Hurdle Rate but is less than the 8% Catch-up Cap) is referred to as the “8% Catch-up.” The 8% Catch-up is meant to provide the Adviser with 20.0% of the Pre-incentive Fee Net Investment Income as if a hurdle rate did not apply if this net investment income exceeded 2.50% in any calendar quarter; and

●	20.0% of the amount of Pre-incentive Fee Net Investment Income, if any, that exceeds 2.50% in any calendar quarter.

Capital Gains Incentive Fee: The capital gains incentive fee is determined and payable at the end of each fiscal year as 20% of the Fund’s aggregate cumulative realized capital gains from the date of the Fund’s election to be regulated as a BDC through the end of that year, computed net of all aggregate cumulative realized capital losses and aggregate cumulative unrealized depreciation through the end of such year, less the aggregate amount of any previously paid capital gain incentive fees. For the foregoing purpose, the Fund’s “aggregate cumulative realized capital gains” will not include any unrealized appreciation. For accounting purposes only, the Fund is required under GAAP to accrue a hypothetical capital gains incentive fee based upon net realized gains and unrealized depreciation for that calendar year (in accordance with the terms of the Advisory Agreement), plus unrealized appreciation on investments held at the end of the period. The accrual of this theoretical capital gains incentive fee assumes all unrealized capital gain and loss is realized in order to reflect a theoretical capital gains incentive fee that would be payable to the Investment Adviser at each measurement date. The capital gains incentive fee is not subject to any minimum return to stockholders. If such amount is negative, then no capital gains incentive fee will be payable for such year. Additionally, if the Current Advisory Agreement is terminated as of a date that is not a calendar year end, the termination date will be treated as though it were a calendar year end for purposes of calculating and paying the capital gains incentive fee.

The amount of capital gains incentive fee expense related to a hypothetical liquidation of the portfolio (and assuming no other changes in realized or unrealized gains and losses) would only become payable to the Adviser in the event of a complete liquidation of the Fund’s portfolio as of period end and the termination of the Advisory Agreement on such date. Also, it should be noted that the capital gains incentive fee expense fluctuates with the Fund’s overall investment results.

The Fund defers payment of any income-based incentive fee and/or any capital gains incentive fee otherwise earned by the Adviser if, during the most recent four full fiscal quarter period ending on or prior to the date such payment is to be made, the sum of (a) the Pre-incentive Fee Net Investment Income, (b) the realized capital gain/loss and (c) unrealized capital appreciation/depreciation, expressed as a rate of return on the value of the Fund’s net assets, is less than 6.0%. Any such deferred fees are carried over for payment in subsequent calculation periods to the extent such payment is payable under the Current Advisory Agreement.

Description of the Proposed Advisory Agreement

The description of the Proposed Advisory Agreement that follows is qualified entirely by reference to the form of Proposed Advisory Agreement included in Appendix A to this Proxy Statement. The Proposed Advisory Agreement is identical in all material respects to the Current Advisory Agreement, except that (i) it reflects new effective and termination dates, as the Proposed Advisory Agreement would become effective after the Change of Control Event, assuming that stockholder approval has been received, and (ii) the income-based incentive fee would be revised to calculate Pre-incentive Fee Net Investment Income, which is expressed as a rate of return on the value of the Fund’s net assets, using the Fund’s average monthly net assets as of the first day of each month in the calendar quarter, rather than using the Fund’s net assets at the end of the immediately preceding fiscal quarter. The material terms of the Proposed Advisory Agreement are discussed in more detail below.

Contractual Advisory Fees

No material change in the base management fee or incentive fee described above is proposed in connection with the Investment Advisory Agreement Proposal. Following a review of the income-based incentive fee in 2018, the Adviser determined that the calculation of Pre-incentive Fee Net Investment Income based upon the Fund’s net assets at the end of the immediately preceding fiscal quarter did not represent an appropriate measure of Pre-incentive Fee Net Investment Income because on the last day of the immediately preceding fiscal quarter, the Fund’s net assets might be increased by leverage incurred by the Fund in accordance with the Fund’s liquidity needs on such date. Rather, the Adviser determined that a more appropriate measure of Pre-incentive Fee Net Investment Income would be to calculate it using the average of the Fund’s net assets on the first day of each month during the course of the immediately preceding calendar quarter in order to eliminate the effects of any leverage incurred at the end of a calendar quarter.

Consistent with this approach, which has the effect of reducing income-based incentive fees payable by the stockholders of the Fund, the Adviser has waived any income-based incentive fees incurred, on an annual basis, with respect to the calculation set forth in the Current Advisory Agreement. A table of the fees waived since the inception of investment operations in November 2017 is listed below.

Three Months Ended	Income-Based Incentive Fee Waived
December 31, 2017	—
March 31, 2018	—
June 30, 2018	—
September 30, 2018	$32,302
December 31, 2018	—
March 31, 2019	$76,072
June 30, 2019	—

The Fund is seeking stockholder approval to incorporate this revised fee structure into the investment advisory agreement going forward, and eliminate the need for future waivers. For additional description of the fees payable under the Current Advisory Agreement, see Note 3 (Related Party Transactions) to the Fund’s financial statements included in the Fund’s Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2019.

Services

No change to the advisory services provisions of the Current Advisory Agreement is proposed in connection with the Investment Advisory Agreement Proposal. The Proposed Advisory Agreement provides that the Adviser will, subject to the oversight of the Board and in accordance with the investment objection, policies and restrictions set forth in the Fund’s most recent Annual Report on Form 10-K and any subsequent filings with the SEC, manage the investment and reinvestment of the assets of the Fund and administer its affairs. In this regard, it is the responsibility of the Adviser to make investment and reinvestment decisions for the Fund and to place the purchase and sale orders for the Fund. The Adviser provides research and advice, continuously supervises the investment portfolio of the Fund and pays the costs of certain clerical and administrative services involved in portfolio management.

Reimbursement of Administrative Expenses

No change to the expense reimbursement provisions of the Current Advisory Agreement is proposed in connection with the Investment Advisory Agreement Proposal. The Proposed Advisory Agreement includes a provision for the reimbursement to the Adviser of the costs of certain administrative services, including clerical, accounting, legal and other services, that the Adviser provides to the Fund at the request of the Fund, and the specific terms of reimbursement are provided for by that certain Expense Support and Conditional Reimbursement Agreement, by and between the Fund and the Adviser.

The table below includes a summary of the amounts paid by the Fund to the Adviser with respect to the administrative services pursuant to the Expense Support and Conditional Reimbursement Agreement during the most recent fiscal year.

For the Quarter Ended	Amount of Expense Support	Effective Rate of Distribution per Share(1)	Reimbursement Eligibility Expiration	Percentage Limit(2)
March 31, 2018	$503,592	n/a	March 31, 2021	1.5%
June 30, 2018	$1,086,482	4.787%	June 30, 2021	1.0%
September 30, 2018	$462,465	4.715%	September 30, 2021	1.0%
December 31, 2018	$254,742	6.762%	December 31, 2021	1.0%

(1)

The effective rate of distribution per share is expressed as a percentage equal to the projected annualized distribution amount as of the end of the applicable period (which is calculated by annualizing the regular quarterly cash distributions per share as of such date without compounding), divided by the Fund’s gross offering price per share as of such date.

(2)

Represents the actual percentage of Operating Expenses, which is defined in the Expense Support and Conditional Reimbursement Agreement, paid by the Fund in any quarter after deducting any Expense Payment which is defined in the Expense Support and Conditional Reimbursement Agreement, as a percentage of the Fund’s average quarterly gross assets.

Exculpatory Provisions

No change to the exculpatory and limitations of liabilities provisions of the Current Advisory Agreement is proposed in connection with the Investment Advisory Agreement Proposal.

The Proposed Advisory Agreement provides that the Adviser shall not be liable thereunder for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations, except for breach of fiduciary duty, provided that nothing in the Proposed Advisory Agreement shall be deemed to protect, or purport to protect, the Adviser against any liability to the Fund or to its stockholders to which the Adviser would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties thereunder, or by reason of the Adviser’s reckless disregard of its obligations and duties thereunder.

Term and Continuance

No change to the term and continuance provisions of the Current Advisory Agreement is proposed in connection with the Investment Advisory Agreement Proposal. The Proposed Advisory Agreement (and Future Agreements) would differ only to the extent of the effective and termination dates.

If approved by stockholders, the Proposed Advisory Agreement will be effective after the first Change of Control Event that occurs after stockholder approval or any subsequent Change of Control Event in the case of a Future Agreement. The Proposed Advisory Agreement would continue in effect for two years from its effective date and thereafter from year to year provided that its continuance is specifically approved at least annually by a vote of a majority of the Fund’s outstanding voting securities or by the Board, and in either case, by a majority of the Independent Directors who are not parties to the Agreement or “interested persons” of any such party at a meeting called for the purpose of voting on such matter.

Termination

No change to the termination provisions of the Current Advisory Agreement is proposed in connection with the Investment Advisory Agreement Proposal. The Proposed Advisory Agreement (and Future Agreements) automatically terminates upon assignment and is terminable at any time without penalty by vote of the holders of a majority of the outstanding voting securities of the Fund or by vote of the Board, including a majority of the Independent Directors, in either case on 60 days’ written notice to the Adviser, or by the Adviser on 60 days’ written notice to the Fund.

Board Consideration of the Proposed Advisory Agreement

As described above, the Plan contemplates that implementation of the Plan may result in a Change of Control Event for the Adviser, which in turn would result in the automatic termination of the Current Advisory Agreement. At a meeting of the Board held on March 28, 2019, which we refer to as the “Board Meeting,” the Adviser presented its recommendation that the Board consider and approve the Proposed Advisory Agreement and a possible interim advisory agreement with the Adviser. Following review and discussion with the Adviser, the Board, including a majority of the Independent Directors, approved the Proposed Advisory Agreement with the Adviser for the Fund. Representatives of the Adviser were present at that meeting to answer questions and discuss the advisory services, and the nature and type of services to be provided under the Proposed Advisory Agreement. The Board, including the Independent Directors, also considered and approved an interim advisory agreement with the Adviser, which we refer to as the “Interim Advisory Agreement” at the Board Meeting, to be effective only in the event that stockholder approval of the Proposed Advisory Agreement had not been obtained as of the date of the Change of Control Event.

In connection with the review and approval of the Proposed Advisory Agreement , and the renewal of the Current Advisory Agreement, the Board considered information it had received relating to, among other things: (i) the nature, quality and extent of the advisory and other services provided to the Fund by the Adviser; (ii) the contractual terms of the Advisory Agreement, including the structure of the management fee, the incentive fees, and whether there were any economies of scale that would be shared with the Fund; (iii) comparative data with respect to the Fund’s advisory fees and other expenses and those paid by other funds with similar investment objectives and strategies; (iv) information about the services performed by the Adviser and the personnel performing such services; (v) comparative data with respect to the Fund’s investment performance and the performance of other funds with comparable investment objectives and strategies; (vi) the Adviser’s revenues and pre-tax profit margins with respect to its management of the Fund and the ability of AB to support the Adviser’s business following the expected Change of Control Event; (vii) any existing and potential benefits to the Adviser or its affiliates from its relationship with the Fund; and (viii) other potential benefits to the Fund as a result of its relationship with the Adviser. The Board gave weight to each of the factors described above, among others, but did not identify any one particular factor as controlling their decision. After consideration, the Independent Directors concluded that (i) the Adviser was providing high-quality services to the Fund, (ii) the nature extent and quality of the services provided by the Adviser have benefited and will likely continue to benefit the Fund, (iii) the Fund’s performance warranted continuation of the Adviser’s services; and (iv) the fees charged to the Fund and the Adviser’s profitability from its relationship with the Fund, were reasonable.

The decision by the Board, including a majority of the Independent Directors, to approve the Proposed Advisory Agreement and Interim Advisory Agreement, as applicable, for the Fund and to recommend approval of the Proposed Advisory Agreement by stockholders of the Fund was also based on a determination by the Board that it would be in the best interests of the Fund for the Adviser to continue providing investment advisory and related services for the Fund, without interruption, as consummation of the Plan proceeds.

The Board was aware that the Plan may not result immediately in a Change of Control Event, but also recognized that the Plan contemplates a series of transactions that could result in one or more Change of Control Events in the future. The Board concluded that approval by stockholders at this time of the Proposed Advisory Agreement and the Future Agreements that may become effective upon the Change of Control Events in the future will permit the Fund to benefit from the continuation of services by the Adviser and its affiliates throughout the implementation of the Plan without the need for multiple stockholder meetings. The Board also noted that it would have the opportunity to review and further consider any Future Agreement at the time of the Change of Control Event that resulted in a termination of a prior investment advisory agreement.

The Board, including the Independent Directors of the Board, recommends approval of the Proposed Advisory Agreement by stockholders of the Fund.

Prior to their approval of the Proposed Advisory Agreement and Interim Advisory Agreement, the Board had requested information from the Adviser, and had received and evaluated, extensive materials.

The Adviser presented the Board with detailed information on the Plan, including the ownership and control structure of the Adviser and its affiliated entities both before and after the series of transactions that are expected to result in a change of control of the Adviser. The Board reviewed information about the potential impact of the transactions contemplated by the Plan on the Adviser and each of the Adviser’s affiliates that provides services to the Fund, including with respect to the following areas: operations; personnel; organizational and governance structure; technology infrastructure; insurance coverage; capitalization; and financial and other resources. The Board considered the Adviser’s statement that it does not anticipate that the Plan will have a material impact on the Adviser or any affiliates of the Adviser with respect to operations, personnel, organizational structure, or capitalization, financial and other resources.

The Board reviewed the Proposed Advisory Agreement, Future Agreements and Interim Advisory Agreement for the Fund with the Adviser and with experienced counsel to the Fund, who advised on the relevant legal standards. The Independent Directors also discussed the proposed approvals in private sessions with counsel. Prior to the Board Meeting, the Independent Directors met informally on two separate occasions to discuss the materials provided by the Adviser and to ask questions. Each of these sessions was attended by counsel to the Fund, and at these sessions, the Independent Directors had the opportunity to review materials provided by the Adviser and make follow-up requests of representatives of the Adviser in connection with the evaluation of the Proposed Advisory Agreement, Future Agreements, Interim Advisory Agreement and the Plan.

The Board has considered the Proposed Advisory Agreement and Future Agreements and is recommending approval of the respective agreements.

Vote Required

The affirmative vote of a majority of the outstanding Shares entitled to vote at the Annual Meeting is required to approve the Investment Advisory Agreement Proposal. The 1940 Act defines “a majority of the outstanding Shares” as (a) 67% or more of the Shares present at the Special Meeting if the holders of more than 50% of the outstanding Shares are present or represented by proxy or (b) more than 50% of the outstanding Shares, whichever is less. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the Investment Advisory Agreement Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT PROPOSAL

Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has re-appointed PricewaterhouseCoopers LLP, which we refer to as “PwC,” as the Fund’s independent registered public accounting firm and as auditors of the Fund’s consolidated financial statements for 2019. PwC has served as the Fund’s independent registered public accounting firm since 2016.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of PwC as the Fund’s independent registered public accounting firm for 2019. The Fund is not required to have the stockholders ratify the selection of PwC as the Fund’s independent registered public accounting firm, however, the Fund is doing so because it believes it is a matter of best corporate practices. In the event of a negative vote on such ratification, the Audit Committee will reconsider the appointment. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in the best interests of the Fund and its stockholders. Representatives of PwC are expected to be present in person at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Fees to Auditors

The following table shows the audit fees and non-audit related fees accrued or paid to PwC for professional services performed for the Fund’s fiscal years ended December 31, 2018 and 2017.

Fiscal Year/Period	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)
2018	$245,000	—	$30,000	$—
2017	$80,000	—	$15,000	$—

(1)

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audits of our financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings. The increase in audit fees from fiscal year 2017 to fiscal year 2018 is primarily attributable to the growth of the Fund during its ramp-up phase since commencing operations on November 15, 2017.

(2)

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance.

(4)	All Other Fees. All other fees would include fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm

The Fund maintains an auditor independence policy that, among other things, mandates that the Audit Committee review, negotiate and approve in advance the scope of work, any related engagement letter and the fees to be charged by the independent registered public accounting firm for audit services and permissible non-audit services for the Fund, and for permissible non-audit services for the Adviser and any affiliates thereof that provide services to the Fund, if such non-audit services are directly related to the operations or financial reporting of the Fund. All of the audit and non-audit services described above for which fees were incurred by the Fund for the fiscal year ended December 31, 2018 and 2017 were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Audit Committee Report

As part of its oversight of the Fund’s financial statements, the Audit Committee reviewed and discussed with both management and the Fund’s independent registered public accounting firm the Fund’s financial statements filed with the SEC for the fiscal year ended December 31, 2018. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee has pre-approved, in accordance with its pre-approval policy, the permitted audit, audit-related, tax, and other services to be provided by PwC, the Fund’s independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chair, Richard S. Pontin, who will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by PwC to management.

The Audit Committee received and reviewed the written disclosures from PwC required by the applicable Public Company Accounting Oversight Board rule regarding the independent registered public accounting firm’s communications with audit committees concerning independence, and has discussed with PwC its independence. The Audit Committee has reviewed the audit fees paid by the Fund to PwC. It has also reviewed non-audit services and fees to assure compliance with the Fund’s and the Audit Committee’s policies restricting PwC from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements as of and for the year ended December 31, 2018 be included in the Fund’s annual report on Form 10-K for 2018, for filing with the SEC. The Audit Committee also recommended the appointment of PwC to serve as the independent registered public accounting firm of the Fund for the fiscal year ending December 31, 2019.

Audit Committee Members:
Richard S. Pontin, Chairman

John G. Jordan

Terry Sebastian

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Fund under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting, provided that a quorum is present, is necessary for approval of the Accountant Proposal. Abstentions will not count as votes cast and will therefore have no effect on the Accountant Proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Fund’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, there will not be any broker non-votes with respect to the Accountant Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF

PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OF THE FUND FOR FISCAL YEAR 2019.

STOCKHOLDER PROPOSALS

The Fund expects that the 2020 annual meeting of stockholders will be held in August 2020, but the exact date, time and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting, including nomination of a director, must submit the proposal in writing to the Secretary of the Fund, 1345 Avenue of the Americas, 41st Floor, New York, New York 10105, Attention: Richard Strohmenger, Secretary. Notices of intention to present proposals, including nomination of a director, at the 2020 annual meeting must be received by the Fund not earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. However, if the date of the 2020 annual meeting is advanced or delayed by more than 30 days from the anniversary of the 2019 annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In order for a proposal to be considered for inclusion in the Fund’s proxy statement for the 2020 annual meeting, the Fund must receive the proposal no later than the 120th day prior to the first anniversary of the date of the Fund’s proxy statement for the preceding year’s annual meeting. The submission of a proposal does not guarantee its inclusion in the Fund’s proxy statement or presentation at the meeting unless certain securities law requirements are met. The Fund reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER BUSINESS

The Board is not aware of any other matters that will be presented for action at the Annual Meeting other than those set forth herein. Should any other matters requiring a vote of stockholders arise, proxies will be voted in accordance with the judgment of the persons named in the form of proxy.

* * * * *

Appendix A

Proposed Advisory Agreement

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

BETWEEN

AB PRIVATE CREDIT INVESTORS CORPORATION

AND

AB PRIVATE CREDIT INVESTORS LLC

This Amended and Restated Investment Advisory Agreement (the “Agreement”) is made this [•] day of [•], 2019, by and between AB Private Credit Investors Corporation, a Maryland corporation (the “Company”), and AB Private Credit Investors LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Company is a closed-end management investment fund that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Company and the Adviser entered into that certain Investment Advisory Agreement dated as of July 27, 2017 (the “Prior Agreement”);

WHERES, the Company and the Adviser wish to amend and restated the Prior Agreement hereby; and

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Duties of the Adviser.

(a) The Company hereby retains the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Company’s most recent Annual Report on Form 10-K, and any subsequent filings with the Securities and Exchange Commission (the “SEC”); (ii) in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and bylaws as the same shall be amended from time to time; and (iii) in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) execute, close and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing, the Adviser will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).

(b) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(d) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act, and the rules and regulations promulgated thereunder, with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

2.	Company’s Responsibilities and Expenses Payable by the Company.

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company. The Company will bear all other costs and expenses of its operations, administration and transactions, including, but not limited to, the expenses listed below. The Company will reimburse the Adviser for any expenses incurred by the Adviser that are allocable to the Company pursuant to this paragraph. Such expenses include: reasonable and documented organization and offering; calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm); fees and expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisers, in monitoring financial and legal affairs for the Company and in providing administrative services, monitoring the Company’s investments and performing due diligence on its prospective portfolio companies or otherwise relating to, or associated with, evaluation and making investments; interest payable on debt, if any, incurred to finance the Company’s investments; sales and purchases of the Company’s common stock and other securities; base management fees and incentive fees payable to the Adviser; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Company’s securities on any securities exchange; federal, state and local taxes; fees and expenses of directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party (the “Independent Directors”); costs of preparing and filing reports or other documents required by the SEC, the Financial Industry Regulatory Authority or other regulators; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Company’s allocable portion of the fidelity bond, directors’ and officers’ liability and errors and omissions insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Company, the Administrator or the Adviser in connection with administering the Company’s business, including payments under the Administration Agreement and the Expense Reimbursement Agreement between the Company and the Adviser, based upon the Company’s allocable portion of the Adviser’s overhead in performing its obligations under the Administration Agreement and the Expense Reimbursement Agreement, including the allocable portion of the cost of the Company’s chief compliance officer and chief financial officer and their respective staffs. For the avoidance of doubt, the Company shall not be responsible for any expenses related to or arising from the Company’s use of office space.

3.	Compensation of the Adviser.

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The cost of both the Base Management Fee and the Incentive Fee will ultimately be borne by the Company’s common stockholders. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.

(a) The base management fee shall be calculated and payable quarterly in arrears and calculated at an annual rate of 1.50%, calculated based on a percentage of the average outstanding assets of the Company (which equals the gross value of equity and debt instruments, including investments made utilizing leverage), excluding cash assets, during such fiscal quarter. The average outstanding assets will be calculated by taking the average of the amount of assets of the Company at the beginning and end of each month that occurs during the calculation period. The base management fee will be calculated and paid quarterly in arrears but will be accrued monthly by the Company over the fiscal quarter for which such base management fee is paid. The base management fee for any partial quarter will be appropriately prorated.

(b) The Incentive Fee shall consist of two parts, as follows

(i)

(A) The first part (the “Income-Based Incentive Fee”) is calculated and payable quarterly in arrears based on the Company’s net investment income prior to any deductions with respect to such income-based incentive fees and capital gains incentive fees (“Pre-incentive Fee Net Investment Income”) for the quarter, as further described below. Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees the Company receives from portfolio companies) that the Company accrues during the fiscal quarter, minus the Company’s operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement, and any interest expense and dividends paid on any issued and outstanding indebtedness or preferred stock, respectively, but excluding, for avoidance of doubt, the income-based incentive fee accrued under U.S. generally accepted accounting principles (“GAAP”)). Pre-incentive fee net investment income also includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. The Adviser is not under any obligation to reimburse the Company for any part of the income-based incentive fees it received that was based on accrued interest that the Company never actually received. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

(B)

Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets, less indebtedness and before taking into account any incentive fees payable during the period) calculated as an average of the Company’s net assets on the first day of each month during the immediately preceding fiscal quarter, will be compared to various “hurdle rates,” with the incentive fee rate of return increasing at each hurdle rate. The Company shall pay the Adviser an Incentive Fee with respect to the Company’s Pre-Incentive Fee net investment income in each calendar quarter as follows: (1) no income-based incentive fee in any calendar quarter in which Pre-incentive Fee Net Investment Income does not exceed 1.5% per quarter (approximately 6% per annum), the “6% Hurdle Rate”; (2) 100% of Pre-incentive Fee Net Investment Income with respect to that portion of such Pre-incentive Fee Net Investment Income, if any, that exceeds the 6% Hurdle Rate but is less than 1.67% in any calendar quarter (the “6% Catch-up Cap”), approximately 6.67% per annum. This portion of Pre-incentive Fee Net Investment Income (which exceeds the 6% Hurdle Rate but is less than the 6% Catch-up Cap) is referred to as the “6% Catch-up.” The 6% Catch-up is meant to provide the Adviser with 10.0% of the Pre-incentive Fee Net Investment Income as if hurdle rate did not apply if this net investment income exceeded 1.67% but was less than 1.94% in any calendar quarter; (3) 10.0% of the amount of Pre-incentive Fee Net Investment Income, if any, that exceeds the 6% Catch-up Cap, but is less than 1.94% (the “7% Hurdle Rate”), approximately 7.78% per annum. The 7% Hurdle Rate is meant to limit the Adviser to 10% of the Pre-incentive Fee Net Investment Income until the amount of Pre-incentive Fee Net Investment Income exceeds 1.94%, approximately 7.78% per annum; (4) 100% of Pre-incentive Fee Net Investment Income with respect to that portion of such Pre-incentive Fee Net Investment Income, if any, that exceeds the 7% Hurdle Rate but is less than 2.06% in any calendar quarter (the “7% Catch-up Cap”), approximately 8.24% per annum. This portion of Pre-incentive Fee Net Investment Income (which exceeds the 7% Hurdle Rate but is less than the 7% Catch-up Cap) is referred to as the “7% Catch-up.” The 7% Catch-up is meant to provide the Adviser with 15.0% of the Pre-incentive Fee Net Investment Income as if a hurdle rate did not apply if this net investment income exceeded 2.06% but was less than 2.35% in any calendar quarter; (5) 15.0% of the amount of Pre-incentive Fee Net Investment Income, if any, that exceeds the 7% Catch-up Cap, but is less than 2.35% (the “8% Hurdle Rate,” approximately 9.41% per annum). The 8% Hurdle Rate is meant to limit the Adviser to 15% of the Pre-incentive Fee Net Investment Income until the amount of Pre-incentive Fee Net Investment Income exceeds 2.06%, approximately 9.41% per annum; and (6) 100% of Pre-incentive Fee Net Investment Income with respect to that portion of such Pre-incentive Fee Net Investment Income, if any, that exceeds the 8% Hurdle Rate but is less than 2.50% in any calendar quarter (the “8% Catch-up Cap”), approximately 10% per annum. This portion of Pre-incentive Fee Net Investment Income (which exceeds the 8% Hurdle Rate but is less than the 8% Catch-up cap) is referred to as the “8% Catch-up”. The 8% Catch-up is meant to provide the Adviser with 20.0% of the Pre-incentive Fee Net Investment Income as if a hurdle rate did not apply if this net investment income exceeded 2.50% in any calendar quarter; and (7) 20.0% of the amount of Pre-incentive Fee Net Investment Income, if any, that exceeds 2.50% in any calendar quarter. These calculations shall be appropriately pro-rated for any period of less than three months.

(ii)

The second part of the Incentive Fee (the “Capital Gains Fee”) shall be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), and will equal 20.0% of the Company’s aggregate cumulative realized capital gains, if any, from the date of the Company’s election to be regulated as a BDC through the end of each calendar year, computed net of all aggregate cumulative realized capital losses and aggregate cumulative unrealized capital depreciation, less the aggregate amount of any previously paid capital gain Incentive Fees, with respect to each of the investments in the Company’s portfolio. For purposes of this Section 3(b)(ii), the Company’s “aggregate cumulative realized capital gains” will not include any unrealized appreciation. The Capital Gains Fee is not subject to any minimum return to stockholders. If such amount is negative, then no Capital Gains Fee will be payable for such year. In the event that this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.

The Company shall defer cash payment of any income-based incentive fee and/or any capital gains incentive fee otherwise earned by the Adviser if, during the most recent four full fiscal quarter period ending on or prior to the date such payment is to be made, the sum of (a) the pre-incentive fee net investment income, (b) the realized capital gain / loss and (c) the unrealized capital appreciation/depreciation, expressed as a rate of return on the value of our net assets, is less than 6.0%. Any such fees deferred hereunder or under the Prior Agreement are carried over for payment in subsequent calculation periods to the extent such payment is payable under this Agreement.

4.	Covenants of the Adviser.

The Adviser covenants that it will remain registered as an investment adviser under the Advisers Act so long as the Company maintains its election to be regulated as a BDC under the Investment Company Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.	Limitations on the Employment of the Adviser.

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

6.	Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

7.	Limitation of Liability of the Adviser; Indemnification.

The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its sole member) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 3 6(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its members and the Administrator and persons formerly serving in such capacities, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 7 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

8.	Effectiveness, Duration and Termination.

(a) This Agreement shall become effective as of the first date above written. This Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the affirmative vote of a majority of the Board, or by the affirmative vote of a majority of the outstanding voting securities of the Company, and (B) the affirmative vote of a majority of the Company’s Independent Directors, in accordance with the requirements of the Investment Company Act.

(b) This Agreement may be terminated at any time, without the payment of any penalty, upon not more than 60 days’ written notice, by: (i) the affirmative vote of a majority of the outstanding voting securities of the Company, (ii) the affirmative vote of a majority of the Board, including a majority of the Independent Directors, or (iii) the Adviser.

(c) This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

(d) The provisions of Section 7 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 7 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

9.	Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

10.	Amendments.

This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

11.	Entire Agreement; Governing Law; Forum.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. To the fullest extent permitted by law, in the event of any Proceeding arising out of the terms and conditions of this Agreement, the parties hereto irrevocably (i) consent and submit to the personal jurisdiction of the Supreme Court, State of New York, New York County and of the US District Court for the Southern District of New York, (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) agree that all claims in respect of such a Proceeding must be heard and determined exclusively in the Supreme Court, State of New York, New York County or the US District Court for the Southern District of New York. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

12.	Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

If this Agreement is terminated or if the Adviser so requests in writing, the Company shall take all necessary action to change its name to a name not including the terms “AB” or “AB Private Credit Investors” or “ABPCI” or “PCI” or “Alliance” or “Bernstein” or “AllianceBernstein.” The Adviser may from time to time make available without charge to the Company for its use such marks or symbols owned by the Adviser, including marks or symbols containing the terms “AB” or “AB Private Credit Investors” or “ABPCI” or “PCI” or “Alliance” or “Bernstein” or “AllianceBernstein” or any variation thereof, as the Adviser may consider appropriate. Any such marks or symbols so made available will remain the property of the Adviser and the Adviser shall have the right, upon notice in writing, to require the Company to cease the use of such mark or symbol at any time.

13.	Counterparts.

This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

14.	Survival.

The provisions of Sections provisions of Sections 2, 3 (to the extent that the Base Management Fee or Incentive Fee is earned by the Adviser prior to the termination of this Agreement), 7, 9, 11, 12 and 14 shall survive the termination of this Agreement.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Investment Advisory Agreement to be duly executed on the date above written.

AB PRIVATE CREDIT INVESTORS CORPORATION

By:
Name: J. Brent Humphries
Title: President and Chairman of the Board

AB PRIVATE CREDIT INVESTORS LLC

By:
Name: J. Brent Humphries
Title: President

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting.

The Proxy Statement and Annual Report are available at: www.proxyvotenow.com/abprivate

Please detach at perforation before mailing.

In their discretion, the Proxies are authorized to vote on any other business as may properly come before the Meeting or any adjournment(s) thereof.

TO VOTE – Mark boxes below in blue or black ink as shown in this example:

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1.

1. Election of Richard S. Pontin for a three-year term expiring at the 2022 meeting of FOR AGAINST ABSTAIN stockholders and until his successor is duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

2. To approve a new investment advisory agreement with AB Private Credit Investors LLC, FOR AGAINST ABSTAIN the investment adviser to the Fund.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

3. To approve a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the FOR AGAINST ABSTAIN

Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Note: To transact such other business as may properly come before the Annual Meeting or any adjournments, postponements or delays thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE

[PROXY ID NUMBER HERE] [BAR CODE HERE] [RECORD ID NUMBER HERE]

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Vote by Telephone

1. Read the proxy statement and have the proxy card at hand.

2. Call toll-free 1-866-353-7841

3. Follow the simple instructions.

Vote Online

1. Read the proxy statement and have the proxy card at hand.

2. Go to www.proxyvotenow.com/abprivate

3. Follow the simple instructions.

Vote by Mail

1. Read the proxy statement.

2. Check the appropriate box(es) on the reverse side.

3. Sign, date and return the proxy card in the envelope provided.

Please detach at perforation before mailing.

AB PRIVATE CREDIT INVESTORS CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 26, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of AB Private Credit Investors Corporation (the “Fund”) hereby appoints J. Brent Humphries, Wesley Raper and Richard Strohmenger, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all shares of common stock of the Fund standing in the name of the undersigned at the close of business on August 13, 2019, at the

Annual Meeting of Stockholders of the Fund to be held at the offices of the Fund, 1345 Avenue of the Americas, 15th Floor, New York, New York, 10105, on Thursday, September 26, 2019, at 10:00 a.m., ET, and at any and all adjournments thereof (the “Meeting”), with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Fund and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)

This section must be completed for your vote to be counted.

Please complete, sign and return this card as soon as possible.    Date

Signature(s) and Title(s), if applicable                 (Sign in the box)

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it.

If shares are held jointly, one or more owners should sign personally. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.